Exhibit 1

JOINT ACQUISITION STATEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning her, him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that she, he or it knows or has reason to believe that such information is inaccurate.

Date: February 14, 2022

BERENSON SPAC HOLDINGS I, LLC

By: BAC BRIGADE HOLDINGS, LLC; its Managing Member

By:	/s/ Mohammed Ansari
Name: Mohammed Ansari
Title: Authorized Signatory

BAC BRIGADE HOLDINGS, LLC

By:	/s/ Mohammed Ansari
Name: Mohammed Ansari
Title: Authorized Signatory

/s/ Jeffrey Berenson
Name: Jeffrey Berenson